Exhibit E-1

POWERGEN US INVESTMENTS CORP.
Proforma Balance Sheet Consolidation (000's)
December 31, 2002 (except where noted)


                                                                         Jan. 1, 2003                                   Proforma
                               Powergen US      Debt &                      Fidelia       Adjusted                     Powergen US
                                Inv. Corp.      Capital     E.ON NA          Equity       E.ON NA                       Inv. Corp.
                              Consolidated        %'s     Consolidated      Issuance*   Consolidated   Eliminations    Consolidated
                             --------------     -------   ------------   ------------   ------------   ------------    ------------
ASSETS:
Current Assets                     530,875                       8,984        226,746      235,730                         766,605
Utility Property                 3,903,415                           -                           -                       3,903,415
Property and Investments           381,948                      31,135                      31,135                         413,083
Deferred Debits and Other
  Non-Current Assets               438,759                     930,823                     930,823        (230,188)      1,139,394
Goodwill                         3,257,578                           -                           -                       3,257,578

                             --------------               -------------------------------------------------------------------------
Total Assets                     8,512,575                     970,942        226,746    1,197,688        (230,188)      9,480,075
                             ==============               =========================================================================

LIABILITIES AND CAPITAL:
Short-term Debt                    481,455        7.64%        177,601                     177,601                         659,056
Intercompany debt                  230,188        3.65%              -                           -        (230,188)              -
Other Current Liabilities          701,383                       2,821                       2,821                         704,204
Long-term Debt                   4,278,303       67.86%              -                           -                       4,278,303
Deferred Credits                 1,496,525                      17,354                      17,354                       1,513,879
Minority Interests                   9,869                           -        226,746      226,746                         236,615
Cumulative Preferred Stock         135,140        2.14%              -                           -                         135,140
Common Equity                    1,179,712       18.71%        773,166                     773,166                       1,952,878

                             --------------   ----------  -------------------------------------------------------------------------
Total Liabilities and
  Capital                        8,512,575                     970,942        226,746    1,197,688        (230,188)      9,480,075
                             ==============   ==========  =========================================================================

Total Debt and Capital           6,304,798      100.00%        950,767              -      950,767        (230,188)      7,025,377
                             ==============   ==========  =========================================================================


                              Proforma                          PUSIC       Proforma
                              Debt &      Removal of Def.   Resulting Adj    Debt &
                               Capital     Subscription &      Capital       Capital
                                 %'s         E.ON NA **       Structure        %'s
                              --------    ---------------   -------------   --------

ASSETS:
Current Assets                                 (235,730)       530,875
Utility Property                                      -      3,903,415
Property and Investments                        (31,135)       381,948
Deferred Debits and Other
  Non-Current Assets                           (930,823)       208,571
Goodwill                                     (3,142,929)       114,649

                                          -------------------------------
Total Assets                                 (4,340,617)     5,139,458
                                          ===============================

LIABILITIES AND CAPITAL:
Short-term Debt                 9.38%          (177,601)       481,455        16.42%
Intercompany debt               0.00%                 -              -         0.00%
Other Current Liabilities                        (2,821)       701,383
Long-term Debt                 60.90%        (3,142,929)     1,135,374        38.73%
Deferred Credits                                (17,354)     1,496,525
Minority Interests                             (226,746)         9,869
Cumulative Preferred Stock      1.92%                 -        135,140         4.61%
Common Equity                  27.80%          (773,166)     1,179,712        40.24%

                             --------------------------------------------------------
Total Liabilities and
  Capital                     100.00%        (4,340,617)     5,139,458       100.00%
                             ========================================================

Total Debt and Capital        100.00%        (4,093,696)     2,931,681       100.00%
                             ========================================================


* As of January 1, 2003, Fidelia (a wholly owned subsidiary of E.ON NA) issued new shares of its common stock to E.ON US Holding GmbH in exchange for a capital contribution of $226,746,000. Following the issuance, E.ON US Holding GmbH owned 34 shares of Fidelia and E.ON NA owned 100 shares.
** Removal of PUSIC deferred subscription obligation (Principal and accrued interest of $3,142,929 as of 12-31-02) assumed to reduce goodwill for pro-forma purposes.